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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
SWANK ENERGY INCOME FUND OF NORTH AMERICA, INC.
(Exact name of registrant as specified in its charter)

Maryland	20-5534297
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3300 Oak Lawn Avenue, Suite 650, Dallas, TX	75219
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common stock, $0.0001 par value per share	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: Not yet received
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     Incorporated by reference herein is the section entitled “Description of Stock” contained in the Registrant’s Registration Statement on Form N-2, as filed with the Securities and Exchange Commission on September 19, 2006.
Item 2. Exhibits.
     No exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.
SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SWANK ENERGY INCOME FUND OF NORTH AMERICA, INC.

By:	/s/ Jerry V. Swank

Name:	Jerry V. Swank
Title:	President
Date: October 19, 2006

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